UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 4, 2010 (May 1, 2010)

CHINA REDSTONE GROUP, INC.

(Exact name of registrant as specified in Charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	333-146942 (Commission File No.)	20-8285559 (IRS Employer Identification No.)
239 Jianxin Road, Jiangbei District,
Chongqing, PRC 400000

(Address of Principal Executive Offices)
(86) 023-67755514

(Issuer Telephone Number)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements
     This Form 8-K and other reports filed by China Redstone Group, Inc. (the “Registrant”) from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management. When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant’s industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.
     Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.
     In this Form 8-K, references to “we,” “our,” “us,” “Company,” “China Redstone” or the “Registrant” refer to China Redstone Group, Inc., a Delaware corporation.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Appointment of Independent Director
     Effective May 1, 2010, the Board of Directors (“Board”) of the Registrant appointed the following person as a director of the Registrant, and effectively increased the number of directors on the Board to seven:
     (i) Ray Hsu
     Based upon information submitted to the Board by Mr. Hsu, the Board has determined that Mr. Hsu is “independent” under the listing standards of both the American Stock Exchange and the NASD Marketplace Rules. Mr. Hus has not participated in the preparation of the Registrant’s financial statements or any current subsidiary at any time during the past three years and he is able to read and understand fundamental financial statements.
Agreement with Independent Director
     Mr. Hsu has executed and delivered a director offer letter, a form of which was included as Exhibit 10.1 to the Form 8-K filed with the Securities and Exchange Commission (“SEC”) on April 6, 2010. Under the terms of the agreement, Mr. Hsu shall be entitled to the annual compensation of 12,500 shares of the Company’s restricted stock.
About the Independent Director
     Ray Hsu also serves as the senior product manager at National Instructions (“NI”) where he leads initiatives to create innovative products to enable hands-on learning for science, technology, engineering, and math education. Mr. Hsu works closely with educators and industry partners such as LEGO, FIRST, and Project Lead the Way to significantly improve K-12 curriculum and better prepare students for a successful career in science and engineering. Mr. Hsu has over 17 years of experience leading high-growth companies to create highly successful software products and solutions for a variety of industries. Prior to joining NI, Mr. Hsu was the vice president and founding member of @hand Corporation and responsible for delivering enterprise mobile solutions for the Oil & Gas industry and federal government agencies. Mr. Hsu started his professional career as senior member of the LabVIEW software development team at NI. He was awarded two U.S. patents for his work related to detecting differences between two graphical programs. Mr. Hsu received a Master of Science degree from the Georgia Institute of Technology in 1994 and a Bachelor of Science degree from the University of Texas at Arlington in 1992.
     Mr. Hsu has no family relationship with any of the current directors, executive officers or persons nominated or appointed to become directors or executive officers. There are no related party transactions to report involving Mr. Hsu. Mr. Hsu does not have any material plan, contract or arrangement with the Registrant.
Audit Committee, Nominating Committee and Compensation Committee
     Effective May 1, 2010, the Board established an audit committee, a nominating committee and a compensation committee.
     Effective May 1, 2010, Mr. Michael Rudolph, Mr. Ray Hsu and Mr. Tim Hudson have been appointed to serve on the audit committee. Upon review and discussion of such information as the Board deemed appropriate, the Board has determined that Mr. Rudolph has the requisite attributes of an “audit committee financial expert” as defined by regulations promulgated by the SEC and that such attributes were acquired through relevant education and experience. The Board has also designated Mr. Rudolph as the Chairman of the audit committee and its audit committee financial expert.
     Effective May 1, 2010, Mr. Ray Hsu, Mr. Michael Rudolph and Mr. Lihua Zhang have been appointed to serve on the nominating committee. Mr. Hsu has been appointed as the Chairman of the nominating committee.
     Effective May 1, 2010, Mr. Tim Hudson, Mr. Michael Hudson and Mr. Lihua Zhang have been appointed to serve on the compensation committee. Mr. Hudson has been appointed as the Chairman of the compensation committee.
Item 9.01 Financial Statement and Exhibits.
(d)	EXHIBITS

Exhibit
Number	Description

10.1	Form of Director’s Offer and Acceptance Letter (1)

(1)	Incorporated by reference to Exhibit 10.1 to the Form 8-K filed with the SEC on April 6, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 4, 2010	China Redstone Group, Inc. (Registrant)
	By:	/s/ Michael Wang
Michael Wang
Chief Financial Officer